Exhibit 4.3

[Four Oaks Fincorp, Inc. Letterhead]

March 25, 2016

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re: Four Oaks Fincorp, Inc. - Form 10-K for the year ended December 31, 2015

Ladies and Gentlemen:

Today, Four Oaks Fincorp, Inc., a North Carolina corporation (the “Company”), is filing its Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Company hereby agrees to furnish the SEC, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt, which are not being filed as exhibits to the Form 10-K. The total amount of securities issued under any instrument of such long-term debt does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

Very truly yours,

FOUR OAKS FINCORP, INC.

/s/ David H. Rupp

David H. Rupp
President and Chief Executive Officer